UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 12, 2006

Date of Report (Date of earliest event reported)

Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street, West Tower, Suite 3900, Philadelphia, Pennsylvania 19102-2112

(Address of principal executive offices) (Zip Code)

(215) 448-1400

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 12, 2006, we issued $800,000,000 aggregate principal amount of our 7% Capital Securities due May 17, 2066 (the “Capital Securities”) pursuant to a Prospectus Supplement dated May 12, 2006 to the Prospectus dated March 14, 2006, filed as part of our Registration Statement on Form S-3 (Registration No. 333-132416; effective immediately pursuant to Rule 462(e) of Regulation C of the Securities and Exchange Act of 1933, as amended) filed with the Securities and Exchange Commission. We sold the Capital Securities pursuant to an Underwriting Agreement (the “Underwriting Agreement”) among us, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named in Schedule I to the Underwriting Agreement. The Capital Securities were sold to the underwriters at a price of $1,971.92 per security. The Capital Securities were issued under the Junior Subordinated Indenture, dated as of May 1, 1996, between us and J.P. Morgan Trust Company, National Association, as trustee (successor in interest to Bank One Trust Company, National Association and The First National Bank of Chicago) (the “Trustee”), as supplemented by the Third Supplemental Junior Subordinated Indenture, dated as of May 17, 2006 (the “Third Supplemental Junior Subordinated Indenture”) between us and the Trustee.

From time to time, certain of the underwriters have provided, and may provide, various financial advisory or investment banking services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions. Affiliates of Banc of America, Citigroup, Goldman Sachs, JPMorgan, Lehman Brothers, Merrill Lynch, UBS and Wachovia acted as lenders under the bridge facility used to finance the cash portion of the merger consideration in connection with the merger of Jefferson-Pilot into a wholly-owned subsidiary of LNC. In addition, affiliates of Banc of America, BNY Capital Markets, Citigroup, Goldman Sachs, JPMorgan, Lehman Brothers, Merrill Lynch, Morgan Stanley, UBS, and Wachovia have acted as lenders in a $1.0 billion line capacity and affiliates of ABN AMRO, Banc of America, BNP Paribas, BNY Capital Markets, Citigroup, Comerica, Fifth Third, Greenwich Capital, Goldman Sachs, HSBC, JPMorgan, KeyBanc, Lehman Brothers, Mellon, Merrill Lynch, Morgan Stanley, NatCity, PNC, SG Americas, Wachovia and Wells Fargo have acted as lenders in a $1.5 billion amendment to existing lines of credit. Goldman Sachs and Lehman Brothers acted as merger and acquisition advisors to us and Morgan Stanley acted as merger and acquisition advisor to Jefferson-Pilot in our merger with Jefferson-Pilot and provided fairness opinions on that transaction. We have executed a $500 million accelerated share repurchase with Goldman Sachs. In addition to certain of the underwriters participating in the recent offerings of senior notes and 6.75% capital securities, the underwriters may, from time to time, engage in transactions with or perform services for us in the ordinary course of business, including acting as distributors of various life, annuity and investment products of our subsidiaries.

The preceding is a summary of the terms of the Underwriting Agreement, the Third Supplemental Junior Subordinated Indenture and the Capital Securities, and is

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qualified in its entirety by reference to the Underwriting Agreement attached as Exhibit 1.1, the Third Supplemental Junior Subordinated Indenture attached as Exhibit 4.1 and the Form of Capital Securities attached as Exhibit 4.2 and each is incorporated herein by reference as though it were fully set forth herein.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

The Exhibit Index beginning on page E-1 is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincoln National Corporation

By:	/s/ Frederick J. Crawford
	Name:	Frederick J. Crawford
	Title:	Senior Vice President and
Chief Financial Officer

Date: May 17, 2006

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EXHIBIT INDEX

1.1	Underwriting Agreement, dated May 12, 2006, between the Company and Citigroup Global Markets, Inc., Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and certain other underwriters.

4.1	Third Supplemental Junior Subordinated Indenture between the Registrant and J.P. Morgan Trust Company, National Association, as trustee, dated May 17, 2006.

4.2	Form of 7% Capital Securities due 2066 of Lincoln National Corporation.

5.1	Opinion of LeBoeuf, Lamb, Greene & MacRae LLP.

8.1	Tax Opinion of Shearman & Sterling LLP.

23.1	Consent of LeBoeuf, Lamb, Greene & MacRae LLP (included in Exhibit 5.1 of this current report).

23.2	Consent of Shearman & Sterling LLP (included in Exhibit 8.1 of this current report).

E-1